Exhibit 4.11

                                February 25, 2004



Ferrellgas Partners, L.P.
Ferrellgas, L.P.
Ferrellgas, Inc.
One Liberty Plaza
Liberty, Missouri 64068

Attention:      Mr. Kevin T. Kelly
                Senior Vice President and Chief Financial Officer

        Re:     Extension of Waiver and Acknowledgement of No Material Event

Ladies and Gentlemen:

     On November 20, 2003, you and JEF Capital Management, Inc. ("JEF") executed a letter regarding a waiver and acknowledgement of no material event (the "Letter"). In the Letter, JEF waived through March 31, 2004, certain provisions of the Fourth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. dated as of February 18, 2003 and other agreements and Ferrellgas Partners, L.P. agreed not to exercise certain redemption rights thereunder before March 31, 2004.

     The parties hereto desire to extend the provisions of the Letter and hereby agree that all references to March 31, 2004, in the Letter are amended to instead reference December 31, 2004. The rest of the provisions of the letter shall remain in full force and effect as modified by the prior sentence.

     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri. This letter agreement may be executed in any number of counterparts which, when taken together, shall constitute one agreement.

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     If the foregoing  terms are  acceptable  to you,  please  acknowledge  your agreement to such terms by executing this letter agreement in the space indicated below.

                                        Very truly yours,

                                        JEF CAPITAL MANAGEMENT, INC.


                                        By: /s/ Theresa Schekirke
                                        ----------------------------------------
                                        Theresa Schekirke
                                        President

Agreed To and Accepted this
25th day of February, 2004

FERRELLGAS PARTNERS, L.P.

By:   Ferrellgas, Inc.,
      Its General Partner

By:   /s/ Kevin T. Kelly
      -----------------------------------------------
      Kevin T. Kelly
      Senior Vice President and Chief Financial Officer

FERRELLGAS, L.P.

By:   Ferrellgas, Inc.,
      Its General Partner

By:   /s/ Kevin T. Kelly
      -----------------------------------------------
      Kevin T. Kelly
      Senior Vice President and Chief Financial Officer

FERRELLGAS, INC.

By:   /s/ Kevin T. Kelly
      -----------------------------------------------
      Kevin T. Kelly
      Senior Vice President and Chief Financial Officer


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